                                                                  Exhibit 99.p.1

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS

                                 Code of Ethics

TABLE OF CONTENTS

1.  Introduction................................................................................1

2.  Types of Accounts

       2.1 Covered Accounts.....................................................................3

       2.2 Joint Accounts.......................................................................3

       2.3 Investment Clubs.....................................................................3

3.  Establishing Covered Accounts

       3.1 Use of Authorized Brokers {tc "4.1.2Maintain Your Accounts at
              PaineWebber." \f C \l 3}{xe "Related Account"} {tc "4.1.2 Maintain
              Your Accounts at PaineWebber." \f C \l 3}.........................................4

       3.2 Reporting {tc "4.1.3Notify Compliance Of The Account Numbers for Your
              Personal and Related Accounts" \f C \l 3}.........................................5

       3.3 Copying Compliance Department on Statements and Confirms.............................5

4.  Trading Restrictions

       4.1 Preclearance Requirements............................................................6

       4.2 Frequency............................................................................7

       4.3 Holding Period.......................................................................7

       4.4 Lockout Period.......................................................................8

       4.5 Prohibited Transactions..............................................................8

       4.6 Initial Public Offerings.............................................................9

       4.7 Investment in Partnerships and other Private Placements..............................9

       4.8 Options............................................................................. 9

       4.9 Futures.............................................................................10

5.  Reporting and Certification Requirements

       5.1 Initial Holdings Report and Certification...........................................10

       5.2 Quarterly Transactions Report for Covered Persons and Interested Directors..........10

       5.3 Quarterly Transactions Report for Independent Directors.............................10

       5.4 Annual Certification for Covered Persons, Interested Directors and Independent
              Directors........................................................................11

6.  Administration and Enforcement

       6.1 Review of Personal Trading Information..............................................11

       6.2 Annual Reports to the Mutual Fund Boards of Directors and UBS Global CEOs...........11

       6.3 Sanctions and Remedies..............................................................12

List of Funds.........................................................................Appendix A

Trade Request Form ...................................................................Appendix B

Outside Account Request Form..........................................................Appendix C

Private Placement Request Form........................................................Appendix D

Investment Club Pre-Approval Form.....................................................Appendix E

Discretionary Account Attestation.....................................................Appendix F

Consultants and Temporary Employee Reporting Requirements.............................Appendix G

Transaction Requirement Matrix........................................................Appendix H

List of Authorized Broker-Dealers.....................................................Appendix I

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS
                                 Code of Ethics

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1.   Introduction {tc "1.1  Does this Code Apply to You?" \f C \l 2}

     UBS Global Asset Management-Americas ("UBS Global")(1) has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on UBS Global as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct. This Code of Ethics ("Code") is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients' interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee's legitimate employment.

     UBS Global has adopted this Code, which is designed to detect and prevent conflicts of interest between its employees, officers and directors and its Advisory Clients(2) caused by personal investing activities. UBS Global also has established separate procedures designed to detect and prevent insider trading ("Insider Trading Procedures"), which should be read together with this Code.

     Personal investing activities of "Covered Persons" (defined below) can create conflicts of interest that may compromise our fiduciary duty to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interest, diversion of an Advisory Client investment opportunity, {xe "Corporate Opportunities"} or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

     As fiduciaries, Covered Persons must at all times comply with the following principles:

          a. Client Interests Come First. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client's, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

          b. Avoid Taking Advantage. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is "front running," or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client's transaction will cause a

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(1) When used in this Code "UBS Global Asset Management" and "UBS Global" includes UBS Global Asset Management (US) Inc., UBS Global Asset Management (Americas) Inc., UBS Global Asset Management (New York) Inc. and DSI International Management, Inc. We refer to these entities collectively as UBS Global Advisors.

(2) Advisory Client means any client (including mutual funds, closed-end funds and separate accounts) for which UBS Global serves as an investment adviser, to whom it renders investment advice, or for whom it makes investment decisions.

               favorable move in the market. This prohibition applies whether a Covered Person's transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

     If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with the Compliance Department immediately.

     This Code applies to each of the UBS Global Advisors and the registered investment companies for which a UBS Global Advisor serves as investment manager, investment advisor and/or principal underwriter ("Funds") that are listed on Appendix A (which may be amended from time to time). The Code sets forth detailed policies and procedures that Covered Persons of UBS Global Advisors must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code as a condition of continued employment.

     Who is subject to the Code?

          Covered Persons. For purposes of this Code, Covered Person is defined as:

     o Each employee, officer and director of a UBS Global Advisor, their spouses and members of their immediate families;(3)

     o An employee, officer or director of any UBS AG affiliate who is domiciled on the premises of a UBS Global Advisor; and

     o Consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS Global's technology and systems, and/or trading information in any form, unless they obtain a written exemption from the Compliance Department. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS Global's trading information, will be subject to the reporting requirements described in Appendix G.

          Interested Directors of a Fund. Directors of any Fund listed on Appendix A who are not Covered Persons but who are affiliated with another subsidiary of UBS AG ("Interested Directors") are subject to the following sections of the Code:

          Section 5.1 Initial Holdings Report and Certification
          Section 5.2 Quarterly Transactions Report for Covered Persons and
                      Interested Directors
          Section 5.4 Annual Certification for Covered Persons, Interested
                      Directors and Independent Directors

          Independent Directors of a Fund. Directors of a Fund who are not affiliated with a UBS Global Advisor and who do not otherwise meet the definition of "interested person" under Section 2(a)(19) of the Investment Company Act(4) ("Independent Directors") are subject only to the following sections of the Code:

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(3) Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

(4) This includes, for example, those who are interested persons by reason of having had, at any time since the beginning of the last two completed fiscal years, a material business or professional relationship with any affiliate of UBS AG.

          Section 5.3 Quarterly Transaction Report for Independent Directors
          Section 5.4 Annual Certification for Covered Persons, Interested
                      Directors and Independent Directors

2.   Types of Accounts

          2.1 Covered Accounts

          "Covered Account" includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.(5) Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate.(6)

          2.2 Joint Accounts

          Covered Persons are prohibited from entering into a joint account with any Advisory Client.

          2.3 Investment Clubs

          A Covered Person may participate in an investment club only if he/she obtains the prior written approval of the Compliance Department. Requests for approval must be submitted on the Investment Club Pre-Approval Form (See Appendix E). Approval will only be granted if the Covered Person can ensure that the investment club will comply with all of the provisions of this Code.

          If the Covered Person can demonstrate that he/she does not participate in investment decision-making, then a waiver of the preclearance requirement may be granted. An exemption from the preclearance requirement will not be granted if the Covered Person has influence or control over the club's investment decisions or if Covered Persons make up 50% or more of the club's membership.

          The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation or to subject all of the club's trades to preclearance and other requirements.(7) Investment club accounts may not be used to undermine these procedures.

3.   Establishing Covered Accounts

          3.1 Use of Authorized Brokers

          Generally, Covered Persons may maintain a Covered Account only with authorized broker-dealers. The current list of Authorized Brokers, which is subject to change from time to time, is included in Appendix I. Any exceptions to this rule must be approved in

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(5) Beneficial interest in an account includes any direct or indirect financial interest in an account.

(6) Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

(7) Transactions effected through an investment club are subject to the reporting requirements outlined in Section 5.

writing by the Compliance Department (See Appendix C for the appropriate form). However, Covered Persons hired on or before December 31, 2001 and who maintain a Covered Account at an unauthorized broker-dealer that was opened on or before June 30, 2002 may continue to maintain the account with the unauthorized broker. Covered Persons must obtain prior written approval from the Compliance Department to open a futures account.

Exceptions.{tc 'Exceptions"\f c\1 4} {xe "Exceptions"}. The following Covered Accounts may be maintained away from an Authorized Broker without obtaining prior approval. Note: Covered Persons are required to report all Covered Accounts pursuant to the Reporting and Certification Requirements of Section 5 below.

Mutual Fund Only Accounts. {xe "Mutual Fund Only Accounts"} Any account that only permits a Covered Person to buy and sell shares of open-end mutual funds {xe "Mutual Funds"} and cannot be used to trade any other types of investments like stocks or closed-end funds.

401(k) Plans. {xe "401(k) Plans"} Any account with a 401(k) retirement plan that a Covered Person established with a previous employer or a current employer, provided that the investments in the plan are limited to pooled investment options (e.g., open-end mutual funds). A 401(k) plan account that permits you to trade individual securities or invest in pools consisting of securities of a single issuer must be approved by the Compliance Department.

Investments in the Physical Control of a Covered Person. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

You must obtain approval to maintain the following Covered Accounts:

Investments Directly with Issuers (or their Transfer Agents). Covered Persons may participate in direct investment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer provided that the timing of the purchases are determined by the plan (e.g., dividend reinvestment plans ("DRIPS")). Such investments must be approved prior to the initial purchase of the issuer's securities. Once approved, you are not required to preclear purchases or sales of shares in the plan, although transactions and holdings must be reported. However, if you withdraw the securities and hold a certificate or transfer them to a brokerage account, subsequent sales are subject to preclearance as well as the 30-day holding period.

Discretionary Accounts. Covered Persons must obtain approval from the Compliance Department to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person ("Discretionary Account"). Although a Discretionary Account is exempt from the provisions of
Section 4 (Trading Restrictions) of this Code, it is still a Covered Account and must comply with all other provisions of this Code, including this Section 3 and
Section 5 (Reporting and Certification Requirements). To obtain approval to open a Discretionary Account, the Covered Person must provide to the Compliance
Department:

          o A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion; and

          o A signed attestation (See Appendix F) that, if he/she discusses any specific strategies, industries or securities with the independent fiduciary, he/she will pre-clear any related trades that result from the discussion. (Note that if no such discussions take place in advance of transactions, preclearance is not required).

The Compliance Department will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account's trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

          3.2 Reporting {tc "4.1.3 Notify Compliance Of The Account Numbers for Your Personal and Related Accounts" \f C \l 3} {xe "Related Account"} {tc "4.1.2 Maintain Your Accounts at PaineWebber." \f C \l 3}

          Covered Persons are responsible for notifying the Compliance Department at the time any Covered Account {xe "Related Account"} is opened and immediately upon making or being notified of a change in ownership or account number. The notification should be submitted in writing to the Compliance Department and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

          3.3 Copying the Compliance Department on Statements and Confirms {tc "4.1.3 Notify Compliance Of The Account Numbers for Your Personal and Related Accounts" \f C \l 3} {xe "Related Account"} {tc "4.1.2 Maintain Your Accounts at PaineWebber." \f C \l 3}

          The Compliance Department receives automatic feeds of trade confirmations and account statements from Authorized Brokers. However, for accounts maintained away from Authorized Brokers, Covered Persons must arrange for the Compliance Department to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account. Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund Only Accounts.

If You Cannot Arrange for Duplicate Confirmations or Statements. You may wish to engage in a transaction for which no confirmation can be delivered to the Compliance Department (e.g., a transaction in a privately placed security or a transaction in individual stocks held in a 401(k) plan). These types of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

4.   Trading Restrictions

     Security means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any option, futures contract, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument. For purposes of these trading restrictions and the reporting requirements described in Section 5, the term security does not include U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds).

          4.1 Preclearance Requirements

          Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

The Process.  The preclearance process involves three steps:

Complete the Form. Covered Persons must complete a Trade Request Form (See Appendix B){xe "Trade Request Form"} and submit it to the Compliance Department before making a purchase, sale or transfer of a security, or exercising an option.

Wait for Approval. The Compliance Department will review the form {xe "Forms"} and, as soon as practicable, determine whether to authorize the transaction.

Execute Before the Approval Expires. A preclearance approval for a transaction is only effective on the day you receive approval (regardless of time).

          If your trade is not fully executed by the end of the day, you must obtain a new preclearance approval before your order (or the unfilled portion of your order) can be executed. Accordingly, limit orders and "good `til cancelled" instructions must be withdrawn by the end of the day, unless a new approval is obtained.

Exceptions. {tc "Exceptions" \f C \l 4} {xe "Exceptions"} Covered Persons do not need to preclear the following types of transactions. Please see the "Transaction Requirement Matrix" in Appendix H for a summary of the preclearance requirements.

     Open-End Investment Company Shares (Mutual Funds), including funds offered within a 529 College Savings Plan. Purchases and sales of mutual funds do not require preclearance.

     Unit Investment Trusts (UITs). Purchases and sales of unit investment trusts do not require preclearance.

     Exchange Traded Funds (ETFs). Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance. Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

     Certain Corporate Actions. {xe "Corporate Actions"} Acquisitions of securities through stock dividends, {xe "Stock Dividends"} dividend reinvestments, {xe "Dividend Reinvestments"} stock splits, {xe "Stock Splits"} reverse stock splits, {xe "Reverse Stock Splits"} mergers, {xe "Mergers"} consolidations, {xe "Consolidations"} spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

     Rights. {xe "Rights"} Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

     UBS Savings and Investment Plan and Third Party 401(k) Plans. Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a Covered Person to trade individual securities (e.g., shares of stock), in which case such transactions are subject to preclearance.

     UBS AG Securities. Transactions by Covered Persons in UBS securities(8) generally are exempt from the preclearance requirements. Covered Persons who are deemed company insiders are not eligible for this exception and must preclear all purchases and sales of UBS securities. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities.

     Futures and Options on Currencies and Broad Based Indices. A Covered Person is not required to preclear futures and options on currencies or on a broad-based securities index.(9)

     Transactions in Discretionary Accounts. {xe "Exceptions"} Except under certain circumstances, a Covered Person is not required to preclear transactions in a Discretionary Account.

     NOTE: All transactions, including those exempt from the preclearance requirement, are subject to the reporting requirements (See Section 5).

          4.2 Frequency

          In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month. (Note: This includes De Minimis Transactions but does not include repetitive transactions such as rolling futures contracts.)

          4.3 Holding Period

          {tc "4.2.5 Did You Hold Your Investments for Sixty Days After You Acquired It? Did You Stay Out of Your Investment for Sixty Days After You Disposed of It" \f C \l 3} If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for 30 days.

          As a result, Covered Persons may not:

          o buy a security or Related Investment within 30 days after selling that security or Related Investment; or

          o sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

Related Investments are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

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(8) Note that Independent Directors of a mutual fund managed or advised by a UBS Global Advisor are prohibited from purchasing or otherwise acquiring or holding any security issued by UBS.

(9) The term "Broad-based Securities Index" is not easily defined. Generally, a Broad-based Securities Index covers a wide range of companies and industries. Only futures and options on a Broad-based Securities Index are exempt from the preclearance requirement. The Compliance Department will maintain a list of approved Broad-based Securities Indices and, if you are unsure as to whether a particular index qualifies under the Code, you should consult the Compliance Department.

          Exceptions. {xe "Exceptions"}.

               a. UITs and ETFs, although not subject to preclearance, must be held for 30 days.

               b. If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from the Compliance Department.

               c. If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

          4.4 Lockout Period

          Covered Persons are prohibited from knowingly {xe "Related Account"} buying, selling or transferring any security within five calendar days before or after that same security, or an Related Investment, is purchased or sold on behalf of an Advisory Client. Personal trades in securities that are effected in close proximity to the addition or deletion of such security to or from a model will be closely scrutinized.

          Exceptions:

          (i) De Minimis Exemption. Transactions in equity securities issued by a company with a market capitalization of $3 billion or greater and where the total number of shares purchased or sold by a Covered Person is 1000 or less are exempt from the lockout period requirement. In the case of permitted options or futures on equity securities issued by such a company, the order must be for 10 or fewer contracts.

               Note: Covered Persons are still required to follow the preclearance procedures. Transactions executed under the De Minimis Exemption for a specific security are limited to a cumulative maximum of 1000 shares over a 30-day period. The De Minimis Exemption cannot be used as a means to violate the spirit of the Code, and the Compliance Department may revoke a Covered Person's right to use the Exemption if it determines a pattern of abuse.

          (ii) Investment Personnel.(10) The De Minimis Exemption does not apply to Investment Personnel who trade a security on the same day as an Advisory Client served by that Group but may be used at all other times.

          (iii) Broad-based Securities Indices. A Covered Person's knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period. Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

          NOTE: The De Minimis Exemption does not apply to purchases and sales of limited partnership interests or other privately placed securities.

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(10) "Investment Personnel" include Covered Persons who are portfolio managers, research analysts, traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients regarding the purchase or sale of securities or has functions or duties relating to the making of recommendations regarding purchases and/or sales.

          4.5 Prohibited Transactions

          UBS Global views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from {xe "Personal Account"}{xe "Related Account"} engaging in the following transactions:

               a. Naked Short Sales. Covered Persons are prohibited from entering into a net short position with respect to any security that is held by an Advisory Client.

               b. {tc "Restricted List Securities" \f C \l 4} {xe "Restricted List"}Futures. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

          4.6 Initial Public Offerings {tc "Initial Public Offerings" \f C \l 4} {xe "IPOs"}

          Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

          In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

          4.7 Investment in Partnerships and Other Private Placements {tc "Partnerships and Private Placements" \f C \l 4}{tc "Initial Public Offerings" \f C \l 4} {xe "IPOs"}

          Covered Persons are permitted to acquire interests in general partnerships {xe "General Partnerships"} and limited partnerships, {xe "Limited Partnerships"} and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department. Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval. Covered Persons requesting permission must complete the Private Placement Request Form (See Appendix D).

          4.8 Options {tc "Futures and Options" \f C \l 4}

               a. Call Options

          A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

          A Covered Person may sell ("write") a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

               b. Put Options

          A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

          A Covered Person may not sell ("write") a put on an individual security or ETF.

               c. Options on Broad-Based Indices

          Covered Persons may purchase or sell an option on a Broad-based Securities Index ("Index Option") only if the option has a period to expiration of at least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under Section 4.3 (Holding Period) applies.

     Note: Covered Persons must obtain preclearance approval to exercise an option on an individual security or ETF as well as to purchase or sell such an option.

          4.9 {tc "Futures and Options" \f C \l 4}Futures

          A Covered Person may purchase and sell exchange-traded futures and currency forwards.

          Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section
4.3 above).

Note: Covered Persons must obtain preclearance approval to purchase or sell futures contracts on an individual security.

5.   Reporting and Certification Requirements

          5.1 Initial Holdings Report and Certification

          Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.

Exceptions: Covered Persons are not required to report holdings in:

o    U.S. Registered Open-End Mutual Funds {xe "Mutual Funds"}

o    Money Market Instruments(12) {xe "Money Market Instruments"}

o    U.S. Government Securities(11)

o Accounts over which a Covered Person has no direct or indirect influence or control

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(11) Covered Persons are required to report transactions in Fannie Maes and Freddie Macs.

                                    control

However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

          5.2 Quarterly Transactions Report for Covered Persons and Interested Directors

          Within 10 days of the end of each calendar quarter, Covered Persons must file a report of all securities transactions on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

          5.3 Quarterly Transactions Report for Independent Directors

          Directors of the Funds who are not affiliated with a UBS Global Advisor ("Independent Directors") must file a Quarterly Transactions Report {xe "Reports"} with the Compliance Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director's Covered Accounts that:

          o    the security was purchased or sold by a Fund; or

          o    a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

          5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors

          Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

6. Administration and Enforcement {xe "Enforcement"} {tc "5. Administration and Enforcement of the Code" \f C \l 1}

          6.1  Review of Personal Trading Information

          All information supplied in compliance with the Code, including the reports required by Section 5, will be reviewed by the Compliance Department. All information supplied may be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS Global, {xe "Code of Ethics Committee"} any party to which any investigation is referred by any of the foregoing, a Covered Person's supervisor

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(12) Money Market Instruments include bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements.

(where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global is a member, and any state securities commission.

          6.2 Annual Reports to Mutual Fund Boards of Directors and UBS Global CEOs {tc "5.2. Annual Reports" \f C \l 2}

          The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Compliance Department will prepare an annual {xe "Reports"} report to the Boards of Directors of the Funds and the CEO of UBS Global Asset Management that:

          o describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

          o recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

          o certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons(13) from violating the Code.

          6.3 Sanctions and Remedies {tc "5.2. Annual Reports" \f C \l 2}

          If the Compliance Department determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, suspending or terminating employment, and/or informing regulators if the situation warrants.

As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

----------
(13) "Access Person" is generally defined under Rule 17j-1 under the Investment Company Act to include any director or officer of a fund or its investment adviser, and any employee of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities.

                                                                      Appendix A

                                  LIST OF FUNDS

The names listed in italics are the Trust names and the indented names are the fund names within each Trust.

UBS Financial Services Fund Inc.

UBS Index Trust
   UBS S&P 500 Index Fund

UBS Investment Trust
   UBS Tactical Allocation Fund

UBS Managed Investments Trust
   UBS Strategy Fund

UBS Securities Trust
   UBS Enhanced S&P 500 Fund
   UBS Enhanced Nasdaq-100 Fund

UBS Series Trust
   Tactical Allocation Portfolio

UBS PACE Select Advisors Trust
   UBS PACE Government Securities Fixed Income Investments UBS PACE Intermediate Fixed Income Investments
   UBS PACE Strategic Fixed Income Investments
   UBS PACE Municipal Fixed Income Investments
   UBS PACE Global Fixed Income Investments
   UBS PACE Large Company Value Equity Investments
   UBS PACE Large Company Growth Equity Investments
   UBS PACE Small/Medium Company Value Equity Investments
   UBS PACE Small/Medium Company Growth Equity Investments UBS PACE International Equity Investments
   UBS PACE International Emerging Markets Equity Investments

The UBS Funds
   UBS Global Balanced Fund
   UBS Global Equity Fund
   UBS Global Technology Fund
   UBS Global Biotech Fund
   UBS Global Bond Fund
   UBS U.S. Balanced Fund
   UBS U.S. Equity Fund
   UBS U.S. Large Cap Equity Fund
   UBS U.S. Large Cap Growth Fund
   UBS U.S. Small Cap Growth Fund
   UBS U.S. Bond Fund
   UBS U.S. Value Equity Fund
   UBS High Yield Fund
   UBS International Equity Fund

                                                                      Appendix A

UBS Relationship Funds
   UBS Global Securities Relationship Fund
   UBS International Equity Relationship Fund
   UBS U.S. Equity Relationship Fund
   UBS U.S. Securitized Mortgage Relationship Fund
   UBS U.S. Large Cap Equity Relationship Fund
   UBS Short Duration Relationship Fund
   UBS U.S. Small Cap Equity Relationship Fund
   UBS Enhanced Yield Relationship Fund
   UBS U.S. Value Equity Relationship Fund
   UBS Short-Term Relationship Fund
   UBS U.S. Intermediate Cap Equity Relationship Fund
   UBS Opportunistic Emerging Markets Debt Relationship Fund.
   UBS U.S. Treasury Inflation Protected Securities Relationship Fund UBS U.S. Cash Management Prime Relationship Fund
   DSI Enhanced S&P 500'r' Relationship Fund
   UBS Emerging Markets Equity Relationship Fund
   UBS U.S. Core Plus Relationship Fund
   UBS Defensive High Yield Relationship Fund
   UBS U.S. Bond Relationship Fund
   UBS Emerging Markets Debt Relationship Fund
   UBS High Yield Relationship Fund
   UBS Opportunistic High Yield Relationship Fund
   UBS Global Aggregate Bond Relationship Fund
   UBS Corporate Bond Relationship Fund

CLOSED-END FUNDS

All-American Term Trust Inc. (AAT)
Global High Income Dollar Fund Inc. (GHI)
Insured Municipal Income Fund Inc. (PIF)
Investment Grade Municipal Income Fund Inc.(PPM)
Managed High Yield Plus Fund Inc. (HYF)
Strategic Global Income Fund, Inc. (SGL)
2002 Target Term Trust Inc. (TTR)
Fort Dearborn Income Securities

                                                                      Appendix B

                           UBS GLOBAL ASSET MANAGEMENT
                               TRADE REQUEST FORM
             (please complete a trade request for each transaction)

I hereby request permission to   BUY   SELL   TRANSFER (check one) the specified
security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:                                  Broker:

Name of Security:                                Ticker Symbol:

Number of shares, units or contracts or face amount of bonds:

I have read the current Code of Ethics and believe that the above transaction complies with its requirements.

To the best of my knowledge,

(i) no Advisory Client has purchased or sold the security listed above during the last five days;

(ii) the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii) the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any Advisory Client.

Additionally: (Please check any or all that apply)

     This investment is being purchased or sold in a private placement (if so, please complete the "Private Placement Request Form").

     The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after the purchase. ___________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

          PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.


Employee Signature   Print Name   Date Submitted

COMPLIANCE ONLY


Reviewed by:          APPROVED        DENIED

Date:

                                                                      Appendix C

DATE:

TO: Compliance Department

FROM:

SUBJECT: OUTSIDE ACCOUNT REQUEST FORM

================================================================================

A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department. Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial. Please be sure to attach any required documentation prior to submitting this form to the Compliance Department.

NOTE: Except for the limited exceptions noted in the UBS Global Asset Management Code of Ethics, all Covered Accounts must be maintained at an Authorized Broker
(1). A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1.   Name of Firm(s):        ___________________________________________________
2.   Title(2) of Account(s): ___________________________________________________
3.   Type of Account(s):     ___________________________________________________
4.   Account Number(s)(3)    ___________________________________________________

5. Exceptions may only be granted in limited circumstances. Please check those that apply:

     [_]  A Covered Person is employed by another NYSE/NASD/NFA member firm.

     [_] A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

     [_] The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely removed from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

     [_]  Other (please explain)

5.   A copy of the account(s) statement(s) is attached to this memo. [_] Yes
     [_] No [_] Account Not Open Yet (If the account exists but no statement is attached, please attach additional documentation that explains why)

6. Any other pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved:__________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

             EMPLOYEE                                     COMPLIANCE

Name:                                     Name:
      ----------------------------              ----------------------------
             (Please Print)                            (Please Print)

Dept:                                     Signature:
      --------------------------------               ---------------------------


Signature:                                Date:
           --------------------------           ---------------

Date:
      --------------------

----------
(1) See Appendix I in the Code of Ethics for the current list of Authorized Brokers.
(2) Name as it appears on the account.
(3) If this request is to maintain an existing account(s), please list the account number(s). If this request is to establish new account(s) for which you do not have the account number(s), please write "New Account."

                                                                      Appendix D

                UBS Global Asset Management Compliance Department
                         51 West 52nd Street, 14th Floor
                             New York, NY 10019-6114
                              (Fax #: 212 882-5472)

TO: Compliance Department

FROM:

DATE:

RE: PRIVATE PLACEMENT REQUEST FORM

================================================================================

As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not participate in any partnership or private placement until he/she receives written permission from the Compliance Department. Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1.   Name of proposed investment: ___________________ Date of investment: ______

2.   Nature of investment: _____________________________________________________

3.   Amount to be invested: __________________ # of shares: ___________
     % ownership: _________

4.   Describe terms of investment:

          Equity or debt? ________________ Open-ended or specific maturity date?
          _______________

          Further investment contemplated? __________________ Amount?___________
          _____________________

5.   Was this investment offered to you due to your affiliation with UBS Global?
     _____________

6. Do you have a position as officer of the company or other duties in connection with the investment? ___________________________________________

7. Do you give investment advice to the company or any affiliate of the company? If so, please describe:
     ___________________________________________________________________________
     ___________________________________________________________________________

                                                                      Appendix D

8.   Are you informed or consulted about investments made by the company?

Describe: ______________________________________________________________________

9. How frequently will you receive statements/communications regarding the investment?
     ___________________________________________________________________________

10.  Is the company privately/publicly held? ___________________________________

11.  If privately held, are you aware of any plan to bring the company public?
     ___________________________________________________________________________

12. Have you informed the company that you are a "restricted person" in the event of an IPO of securities? ________________

13.  Describe any connection(s) between the investment and UBS Global: _________
     ___________________________________________________________________________

14. To your knowledge, are there any UBS Global clients for whom this is an appropriate investment?
________________________________________________________________________________
_______________________________________________________________________________

15.  Describe any client connections to this investment: _______________________
     ___________________

16. Are you aware of any conflict between your duties at UBS Global and this investment?
     ___________________________________________________________________________

Please attach any relevant reports/statements you can provide which describe this investment.

To the best of my knowledge, the information provided above is accurate. I will notify the Compliance Department immediately of any material changes to the information provided above.

                                        Employee

                                        Name:
                                             -----------------------------------
                                                       (Please Print)


                                        Signature:
                                                  -----------------------------

                                        Date:
                                             -----------------------------------

                                                                      Appendix D

COMPLIANCE DEPARTMENT APPROVAL:

     Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby approves the Covered Person's request to participate because the investment appears to present no conflict of interest with his/her duties to UBS Global Advisory Clients.

     Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby disapproves the Covered Person's request to purchase the private placement.

     *Please provide any additional relevant information with respect to your approval of the request to purchase this private placement:
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

                                        Compliance Department

                                        Name:
                                              ----------------------------------
                                                       (Please Print)


                                        Signature:
                                                   -----------------------------

                                        Date:
                                              ----------------------------------

                                                                      Appendix E

                           UBS GLOBAL ASSET MANAGEMENT
                        INVESTMENT CLUB PRE-APPROVAL FORM
--------------------------------------------------------------------------------

Date:_______________________

Personal Information:

Name:_____________________________________________________
(please print)

Department:______________________________________

Title:__________________________________

Investment Club Information:
(Please complete a separate form for each club)

Name of Investment Club:________________________________________________________

Are you an officer of the club? If so, please state your position.
________________________________________

Are you on an investment decision-making committee or are you involved in making security/investment transaction recommendations for the club independent of a committee? Please explain.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Certification:

I understand that my activities with regard to the above investment club must comply with UBS Global Asset Management's Insider Trading Policies and the Code of Ethics. I will direct the investment club to send duplicate statements to the Compliance Department.

                                                                      Appendix F

Memorandum

Date:

To: Employee

cc: XXXXX

From: Compliance Department

Re: Employee Discretionary Account Attestation

This memo outlines the agreed process for advisory accounts with _______________ _____________________________________________ has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion. As long as no discussions are held between you and _______________________relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate confirms and Quarterly Transactions Reports.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing the bottom of this memo.

Compliance

UBS Global Employee's Acknowledgment


Agreed:                                Date:
        --------------------------           -------------------

Independent Investment Advisor's Acknowledgement


Agreed:                                Date:
        --------------------------           -------------------


Signature:                                          Date:
          -----------------------------------------      ----------------------

                                                                      Appendix G

                           Policies and Procedures for
                       Consultants and Temporary Employees

Consultants and temporary employees who are employed for less than 30 days, but who have access to UBS Global's trading information are subject to the following sections of the Code:

             Conflicts of Interest
             Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients' and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBS Global. For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

Section 3.2  Report Covered Accounts to Compliance
             Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

Section 3.3 Copy the Compliance Department on Trade Confirmations Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

Section 4    Trading Restrictions
             Consultants and temporary employees are required to preclear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

Section 5    Reporting and Certification Requirements
             Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.

                                                                      Appendix H

TRANSACTION REQUIREMENT MATRIX

The following chart contains many of the common investment instruments, though it is not all-inclusive. Please refer to the Code of Ethics for additional information.

                                      PRECLEARANCE   REPORTING
TRANSACTION                             REQUIRED?    REQUIRED?
-----------                           ------------   ----------
Mutual
   Mutual Funds (Open-End)             No            No
   Mutual Funds (Closed-End)           Yes           Yes
   Unit Investment Trusts              No            Yes
   Variable & Fixed Annuities          No            No

Equities
   UBS Stock                           No            Yes
   Common Stocks                       Yes           Yes
   ADRs                                Yes           Yes
   DRIPS                               No            Yes
   Stock Splits                        No            Yes
   Rights                              No            Yes
   Stock Dividend                      No            Yes
   Warrants (exercised)                Yes           Yes
   Preferred Stock                     Yes           Yes
   IPOs                                Prohibited    Prohibited

Options (Stock)
   UBS (stock options)                 Yes           Yes
   Common Stocks                       Yes           Yes
   Exchange Traded Funds               Yes           Yes

Fixed Income
   US Treasury                         No            No
   CDs                                 No            No
   Money Market                        No            No
   GNMA                                No            No
   Fannie Maes                         Yes           Yes
   Freddie Macs                        Yes           Yes

Bonds
   US Government                       No            No
   Corporate                           Yes           Yes
   Convertibles (converted)            Yes           Yes
   Municipal                           Yes           Yes

Private Placements                     Yes           Yes

Limited Partnerships                   Yes           Yes

Exchange-Traded Funds

   Broad based ETFs(1)                 No            Yes
   Industry or Sector Specific ETFs    Yes           Yes
   All other Exchange Traded Funds     Yes           Yes

----------
(1) These are ETFs that are broadly diversified and based on a broad index.

                                                                      Appendix I

                           LIST OF AUTHORIZED BROKERS

1.   UBS PaineWebber Inc.
2.   Fidelity Investments
3.   Charles Schwab & Company
4.   TD Waterhouse Investor Services, Inc.